Exhibitt 99.1

News Release

Ryder Reports First Quarter 2022 Results

First Quarter 2022
•GAAP EPS from continuing operations of $3.35 versus $0.97 in prior year, reflecting significantly improved results in Fleet Management Solutions and higher results in Dedicated Transportation Solutions
•Comparable EPS (non-GAAP) from continuing operations of $3.59 versus $1.09 in prior year
•Total revenue of $2.9 billion and operating revenue (non-GAAP) of $2.2 billion up 28% and 22%, respectively, reflecting revenue growth in all business segments and Supply Chain Solutions acquisitions

Full-Year 2022 Forecast
•Increase GAAP EPS forecast to $12.83 - $13.83 from $10.40 - $11.40
•Increase comparable EPS (non-GAAP) forecast to $13.00 - $14.00 from $11.00 - $12.00
•Adjusted ROE (ROE) forecast of 23% - 25%
•Net cash provided by operating activities from continuing operations forecast of $2.3 billion; free cash flow (non-GAAP) forecast increased to $550 million - $650 million reflecting expected proceeds from the previously announced FMS UK exit

MIAMI, April 27, 2022 – Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, reported results for the three months ended March 31 as follows:

(In millions, except EPS)	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
	2022	2021	2022	2021	2022	2021
Continuing operations (GAAP)	$251.9	70.3	$175.8	51.6	$3.35	0.97
Comparable (non-GAAP)	$260.0	78.6	$188.3	58.2	$3.59	1.09

Total and operating revenue for the three months ended March 31 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2022	2021	Change	2022	2021	Change
Total	$2,854	2,222	28%	$2,216	1,817	22%
Fleet Management Solutions (FMS)	$1,529	1,335	15%	$1,282	1,168	10%
Supply Chain Solutions (SCS)	$1,089	707	54%	$738	503	47%
Dedicated Transportation Solutions (DTS)	$425	321	33%	$296	237	25%

CEO Comment

Commenting on the company's results and outlook, Ryder Chairman and CEO Robert Sanchez says, "Record first-quarter results were significantly better than prior-year driven by improved performance in

FMS and DTS. Results exceeded our forecast primarily due to used vehicle sales and rental. We generated record ROE of 25% reflecting truck capacity constraints in the market, which benefited FMS, and from continued benefits from our ongoing initiatives to increase returns.

"We continue to make progress on our strategy to create long-term shareholder value by accelerating growth in SCS and DTS while improving returns in FMS. SCS and DTS now represent approximately 50% of the company's revenue up from approximately 40% three years ago. We expect the accelerated growth in these segments to continue. In FMS, we anticipate the multi-year lease pricing initiative that we began implementing in 2019 will continue to benefit annual earnings. With approximately 40% of our lease fleet re-priced through 2021, we have considerable opportunity ahead as we expect to renew the remaining leases at higher returns. This earnings improvement is in addition to the $100 million multi-year maintenance cost-savings target that we established in 2019, which we expect to surpass this year.

"Our previously announced SCS acquisitions are performing well and in-line with expectations, and they provide us with enhanced capabilities in fast-growing e-commerce fulfillment and multi-client warehousing. We realized sequential improvement in earnings performance in both SCS and DTS this quarter reflecting the benefits of growth and price increases to address unusually high labor cost increases. We continue to expect SCS and DTS to achieve their high single-digit earnings targets in the second half of the year.

"Looking ahead, we've increased our 2022 ROE and comparable EPS forecasts reflecting continued momentum in FMS. Our forecast continues to anticipate that the very strong used vehicle sales and rental market environment will moderate in the second half of the year, with slower freight growth partially offset by ongoing vehicle production constraints.

"Our balance sheet remains strong. We are executing our previously announced $300 million accelerated share repurchase program and have remaining capacity for acquisitions and additional share repurchases. We increased our free cash flow forecast to $550 - $650 million reflecting $300 million in expected proceeds from the previously announced exit of our FMS UK business."

Outlook Updates

Full Year 2022
Total Revenue Growth	~17%
Operating Revenue Growth (non-GAAP)	~14%
FY22 GAAP EPS	$12.83 - $13.83
FY22 Comparable EPS (non-GAAP)	$13.00 - $14.00

ROE (1)	23% - 25%
Net Cash from Operating Activities from Continuing Operations	~$2.3B
Free Cash Flow (non-GAAP)	$550M - $650M

Second Quarter 2022
2Q22 GAAP EPS	$3.97 - $4.22
2Q22 Comparable EPS (non-GAAP)	$3.50 - $3.75

(1) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to ROE is provided in the Appendix - Non-GAAP Financial Measures at the end of this release.

First Quarter Business Segment Operating Results

Fleet Management Solutions: Higher Earnings Reflect Improved Used Vehicle Sales and Rental Results

(In millions)	1Q22	1Q21	Change
Total Revenue	$1,529	1,335	15%
Operating Revenue (1)	$1,282	1,168	10%

Earnings Before Tax (EBT)	$248	63	291%
FMS EBT as a % of FMS total revenue	16.2%	4.7%	1,150 bps
FMS EBT as a % of FMS operating revenue (1)	19.4%	5.4%	1,400 bps

Rolling 12-months EBT as % of total and operating revenue	1Q22	1Q21	Change
FMS EBT as a % of FMS total revenue	14.4%	0.7%	1,370 bps
FMS EBT as a % of FMS operating revenue (1)	16.8%	0.8%	1,600 bps

(1) Non-GAAP financial measure excluding fuel and lease liability insurance revenue. NM - Not Meaningful

Fleet Management Solutions (FMS) total and operating revenue increased primarily due to higher rental revenue driven by strong demand and higher pricing. Total revenue also increased from higher fuel prices passed through to customers.

FMS EBT increased by $185 million primarily from improved used vehicle sales and rental performance, reflecting benefits from tight truck capacity and initiatives to improve returns. Higher gains on used vehicles sold and a declining impact of depreciation expense from prior vehicle residual value estimate changes contributed $115 million in higher year-over-year earnings. Used vehicle pricing more than doubled from the prior year and ending inventory levels declined to 3,200 vehicles and remain below the company's long-term target range of 7,000 - 9,000 vehicles. Rental results benefited from record first-quarter utilization and an 8% increase in power fleet pricing. Rental power fleet utilization increased to 82% (up from 73% in the prior year). Lease results benefited from higher pricing with revenue per average active vehicle up 4%, partially offset by a 2% smaller average active lease fleet, reflecting OEM vehicle delivery delays. FMS EBT as a percentage of FMS operating revenue is above the company's long-term target of low double-digits for the first quarter and for the trailing 12-month period.

Supply Chain Solutions: Earnings from Revenue Growth and Acquisitions Offset by Lower Automotive Results

(In millions)	1Q22	1Q21	Change
Total Revenue	$1,089	707	54%
Operating Revenue (1)	$738	503	47%

Earnings Before Tax (EBT)	$34	33	4%
EBT as a % of total revenue	3.1%	4.7%	(160) bps
EBT as a % of operating revenue (1)	4.6%	6.6%	(200) bps

Rolling 12-months EBT as % of total and operating revenue	1Q22	1Q21	Change
EBT as a % of total revenue	3.4%	6.2%	(280) bps
EBT as a % of operating revenue (1)	4.8%	8.5%	(370) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

Supply Chain Solutions (SCS) total and operating revenue increased due to acquisitions and strong revenue growth in all industry verticals from new business and increased volumes.

SCS EBT increased primarily due to revenue growth from new business and acquisitions. This increase was offset by lower earnings in the automotive vertical as a result of supply chain disruptions and labor challenges. SCS EBT as a percentage of SCS operating revenue is below the company's long-term target of high single-digits for the first quarter 2022 and the trailing 12-month period.

Dedicated Transportation Solutions: Higher Earnings Driven by Revenue Growth and Improved Operating Performance Partially Offset by Higher Labor Costs

(In millions)	1Q22	1Q21	Change
Total Revenue	$425	321	33%
Operating Revenue (1)	$296	237	25%

Earnings Before Tax (EBT)	$20	13	56%
EBT as a % of total revenue	4.8%	4.1%	70 bps
EBT as a % of operating revenue (1)	6.8%	5.5%	130 bps

Rolling 12-months EBT as % of total and operating revenue	1Q22	1Q21	Change
EBT as a % of total revenue	3.6%	6.1%	(250) bps
EBT as a % of operating revenue (1)	5.1%	8.0%	(290) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

Dedicated Transportation Solutions (DTS) total and operating revenue increased due to new business and increased pricing. Revenue growth from new business was driven by wins from competitors and private fleet conversions.

DTS EBT increased primarily due to revenue growth, improved performance, and higher gains on sales of vehicles partially offset by increased labor costs. DTS EBT as a percentage of DTS operating revenue is below the company's long-term target of high single-digits for the first quarter 2022 and trailing 12-month period.

Corporate Financial Information

Unallocated Central Support Services (CSS)
Unallocated CSS costs were $16 million as compared to $18 million in the prior year, primarily reflecting investment income from RyderVentures, the company's corporate venture capital fund.

Income Taxes

Our effective income tax rate from continuing operations was 30.2% as compared to 26.6% in the prior year. Our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 27.6% as compared to 26.0% in the prior year.

Capital Expenditures, Cash Flow, and Leverage
First-quarter capital expenditures increased to $662 million in 2022 compared to $407 million in 2021 due to higher planned investments in the lease fleet.

First quarter net cash provided by operating activities from continuing operations increased to $466 million, reflecting higher earnings partially offset by higher working capital needs. Free cash flow (a non-GAAP measure) was $108 million, down from $241 million in 2021 due to an increase in capital expenditures, partially offset by higher proceeds from the sale of revenue-earning equipment.

Debt-to-equity as of March 31, 2022 increased to 256% from 235% at year-end 2021 and is in line with the company's long-term target of 250% - 300%.

Fleet Management Solutions UK Business Update

After completing consultation obligations under UK law, the company still intends to exit the lower-return UK business by mid-2023 as part of its strategy to improve returns in FMS. In April, Ryder UK entered into a definitive agreement with TIP Trailer Services to sell Ryder Trailer Leasing and Mobile Maintenance Services, which includes approximately 4,500 trailers and other vehicles representing 38% of Ryder's vehicle fleet in the UK. The transaction is expected to be completed in June. The company is continuing to progress discussions with a number of potential buyers interested in acquiring other parts of the Ryder UK business.

Supplemental Company Information

First Quarter Net Earnings

(In millions, except EPS)	Earnings		Diluted EPS
	2022	2021	2022	2021
Earnings from continuing operations	$175.8	51.6	$3.35	0.97
Discontinued operations	(0.2)	(0.8)	—	(0.01)
Net earnings	$175.6	50.8	$3.35	0.95

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company’s financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder’s SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder’s leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder’s DTS business segment combines the best of Ryder’s leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder’s FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder’s expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast, expectations regarding market trends and economic environment; impact of supply chain and labor shortage challenges and vehicle production constraints on our business, market conditions, e-commerce trends, freight environment, expected earnings, depreciation, commercial rental demand and utilization, and used vehicle sales volume and pricing; expectations related to our strategic investments and initiatives, including our recent supply chain acquisitions and initiatives related to maintenance costs savings and improving returns; expected benefits of lease pricing initiatives and our ability to renew leases; our expectations regarding benefits from our accelerated share repurchase program; our expectations related to timeline and cash proceeds from our exit of the FMS U.K. market; our ability to execute our strategy of accelerating growth in certain business segments; performance, including sales and revenue growth, in our product lines and segments, for example e-commerce and multi-client warehousing; residual values and depreciation expense; used vehicle inventory; earnings; free cash flow; tax rate; operating cash flow; capital expenditures; fleet growth; and expected benefits from new contracts and pricing initiatives in our supply chain and dedicated business divisions. Our forward-looking statements also include our estimates of the impact of our changes to residual value estimates on earnings and depreciation expense. The expected impact of the change in residual value estimates is based on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, the effect of the COVID-19 pandemic, including ongoing supply chain and labor challenges and vehicle production constraints; the effect of geopolitical events, including the impact of the conflict between Russia and Ukraine; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in commercial rental demand or utilization, poor acceptance of rental pricing, and declining market demand for or excess supply of used vehicles impacting current or estimated pricing and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to labor disputes, severe weather or natural occurrences; competition from other service providers, changes in technology and new entrants; driver and technician shortages resulting in higher procurement costs and turnover rates; impact of worldwide semiconductor shortage; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies; unanticipated changes in fuel prices; unanticipated currency exchange rate fluctuations; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure and why management believes that presentation of each measure provides useful information to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for April 27, 2022 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-352-6803
USA Toll Number:    323-701-0225
Audio Passcode:        Ryder
Conference Leader:    Bob Brunn

AUDIO REPLAY VIA PHONE
An audio replay of the call will be available one hour after call ends for 30 days.
Toll Free Number:    888-203-1112
USA Toll Number:    719-457-0820
Replay Passcode:        1420126

AUDIO REPLAY VIA MP3 DOWNLOAD
A podcast will be available within 24 hours after the end of the call. Click here then select Financials/Quarterly Reports and the date.

AUDIO & SLIDE REPLAY VIA INTERNET
An audio replay including the slide presentation will be available within two hours following the call. Click here then select Financials/Quarterly Reports and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Bob Brunn
(305) 500-4989	(305) 500-4053

Financial = ryder-financial
USA = ryder-usa

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended March 31, 2022 and 2021
(In millions, except per share amounts)

	Three Months
	2022	2021

Lease & related maintenance and rental revenues	$1,025.0	940.4
Services revenue	1,669.5	1,165.5
Fuel services revenue	159.3	115.7
Total revenues	2,853.9	2,221.6

Cost of lease & related maintenance and rental	698.8	730.1
Cost of services	1,446.7	999.8
Cost of fuel services	157.6	114.7
Other operating expenses	38.8	33.9
Selling, general and administrative expenses	303.2	241.7
Non-operating pension costs, net	2.8	—
Used vehicle sales, net	(113.0)	(28.9)
Interest expense	52.4	54.7
Miscellaneous (income) loss, net	0.4	(5.4)
Restructuring and other items, net	14.3	10.7
	2,602.0	2,151.4

Earnings from continuing operations before income taxes	251.9	70.3
Provision for income taxes	76.0	18.7
Earnings from continuing operations	175.8	51.6
Loss from discontinued operations, net of tax	(0.2)	(0.8)
Net earnings	$175.6	50.8

Earnings per common share — Diluted
Continuing operations	$3.35	0.97
Discontinued operations	—	(0.01)
Net earnings	$3.35	0.95

Weighted average common shares outstanding — Diluted	52.5	53.4

EPS from continuing operations	$3.35	0.97
Non-operating pension costs, net	0.03	(0.01)
Restructuring and other, net	0.27	0.03
ERP implementation costs	—	0.11
Gain on sale of U.K revenue earning equipment	(0.15)	—
Gain on sale of property	(0.01)	(0.02)
Tax adjustments, net	0.10	0.01
Comparable EPS from continuing operations (1)	$3.59	1.09

Note:
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In millions)

	March 31, 2022	December 31, 2021

Assets:
Cash and cash equivalents	$221.9	234.0
Other current assets	1,890.3	2,226.7
Revenue earning equipment, net	8,390.7	8,323.0
Operating property and equipment, net	1,046.0	985.0
Other assets	2,687.4	2,065.7
	$14,236.3	13,834.3

Liabilities and shareholders' equity:
Current liabilities	$1,995.2	1,867.5
Total debt (including current portion)	6,780.8	6,579.7
Other non-current liabilities (including deferred income taxes)	2,812.0	2,589.2
Shareholders' equity	2,648.3	2,797.9
	$14,236.3	13,834.3

SELECTED KEY RATIOS AND METRICS

	March 31, 2022	December 31, 2021

Debt to equity	256%	235%

	Three months ended March 31,
	2022	2021

Comparable EBITDA (1)	$647.4	567.4
Effective interest rate (average cost of debt)	3.1%	3.4%

	Three months ended March 31,
	2022	2021

Net cash provided by operating activities from continuing operations	$465.7	465.7
Free cash flow (1)	107.7	241.3
Capital expenditures paid	584.3	381.1
Gross capital expenditures	661.9	406.6

	Twelve months ended March 31,
	2022	2021

ROE (2)	25.4%	4.5%

Notes:
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended March 31, 2022 and 2021
(In millions)

	Three Months
	2022	2021	B(W)

Total Revenue:
Fleet Management Solutions:
ChoiceLease	$802.3	797.1	1%
Commercial rental	313.2	223.0	40%
SelectCare and other	166.7	148.0	13%
Fuel services and ChoiceLease liability insurance	247.1	167.4	48%
Total Fleet Management Solutions	1,529.2	1,335.5	15%
Supply Chain Solutions	1,088.5	706.7	54%
Dedicated Transportation Solutions	424.9	320.5	33%
Eliminations	(188.9)	(141.1)	(34)%
Total revenue	$2,853.9	2,221.6	28%

Operating Revenue: (1)
Fleet Management Solutions	$1,282.1	1,168.1	10%
Supply Chain Solutions	738.1	502.6	47%
Dedicated Transportation Solutions	296.5	236.8	25%
Eliminations	(101.1)	(90.2)	(12)%
Operating revenue	$2,215.6	1,817.4	22%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$248.2	63.4	291%
Supply Chain Solutions	34.2	33.0	4%
Dedicated Transportation Solutions	20.2	13.0	56%
Eliminations	(26.6)	(12.3)	(117)%
	276.0	97.1	184%
Unallocated Central Support Services	(16.0)	(18.4)	13%
Non-operating pension costs, net	(2.8)	—	NM
Other items impacting comparability, net	(5.4)	(8.4)	36%
Earnings from continuing operations before income taxes	251.9	70.3	258%
Provision for income taxes	76.0	18.7	(307)%
Earnings from continuing operations	$175.8	51.6	241%

Notes:
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
NM - Not Meaningful

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended March 31, 2022 and 2021
(In millions)

	Three Months
	2022	2021	B(W)
Fleet Management Solutions

FMS total revenue	$1,529.2	1,335.5	15%
Fuel services and ChoiceLease liability insurance (1)	(247.1)	(167.4)	48%
FMS operating revenue (2)	$1,282.1	1,168.1	10%

Segment earnings before income taxes	$248.2	63.4	291%

FMS earnings before income taxes as % of FMS total revenue	16.2%	4.7%

FMS earnings before income taxes as % of FMS operating revenue (2)	19.4%	5.4%

	Three Months
	2022	2021	B(W)
Supply Chain Solutions

SCS total revenue	$1,088.5	706.7	54%
Subcontracted transportation and fuel	(350.5)	(204.1)	72%
SCS operating revenue (2)	$738.1	502.6	47%

Segment earnings before income taxes	$34.2	33.0	4%

SCS earnings before income taxes as % of SCS total revenue	3.1%	4.7%

SCS earnings before income taxes as % of SCS operating revenue (2)	4.6%	6.6%

	Three Months
	2022	2021	B(W)
Dedicated Transportation Solutions

DTS total revenue	$424.9	320.5	33%
Subcontracted transportation and fuel	(128.5)	(83.7)	54%
DTS operating revenue (2)	$296.5	236.8	25%

Segment earnings before income taxes	$20.2	13.0	56%

DTS earnings before income taxes as % of DTS total revenue	4.8%	4.1%

DTS earnings before income taxes as % of DTS operating revenue (2)	6.8%	5.5%

Notes:
(1) Includes intercompany fuel sales from FMS to SCS and DTS.
(2) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
NM - Not Meaningful

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - TWELVE MONTHS ENDED- UNAUDITED
Periods ended March 31, 2022 and 2021
(In millions)

	Twelve months ended March 31,
	2022	2021	B(W)
Fleet Management Solutions

FMS total revenue	$5,872.7	5,165.7	14%
Fuel services and ChoiceLease liability insurance (a)	(818.1)	(577.6)	42%
FMS operating revenue *	$5,054.6	4,588.1	10%

Segment earnings before income taxes	$847.9	36.0	2,254%

FMS earnings before income taxes as % of FMS total revenue	14.4%	0.7%

FMS earnings before income taxes as % of FMS operating revenue *	16.8%	0.8%

	Twelve months ended March 31,
	2022	2021	B(W)
Supply Chain Solutions

SCS total revenue	$3,536.6	2,622.7	35%
Subcontracted transportation and fuel	$(1,090.6)	(717.0)	52%
SCS operating revenue *	$2,446.0	1,905.7	28%

Segment earnings before income taxes	$118.6	161.9	(27)%

SCS earnings before income taxes as % of SCS total revenue	3.4%	6.2%

SCS earnings before income taxes as % of SCS operating revenue *	4.8%	8.5%

	Twelve months ended March 31,
	2022	2021	B(W)
Dedicated Transportation Solutions

DTS total revenue	$1,561.6	1,215.0	29%
Subcontracted transportation and fuel	(447.1)	(285.6)	57%
DTS operating revenue *	$1,114.5	929.4	20%

Segment earnings before income taxes	$56.3	74.2	(24)%

DTS earnings before income taxes as % of DTS total revenue	3.6%	6.1%

DTS earnings before income taxes as % of DTS operating revenue *	5.1%	8.0%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to SCS and DTS.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended March 31,			2022/2021
	2022	2021		Three Months

ChoiceLease
Average fleet count	144,300	148,800		(3)%
End of period fleet count	144,200	147,300		(2)%

Average active ChoiceLease vehicles (1)	139,300	142,100		(2)%
Revenue per average active ChoiceLease vehicle	$5,800	$5,600		4%

Commercial rental
Average fleet count	41,100	35,000		17%
End of period fleet count	41,400	35,600		16%
Rental utilization - power units (2)	81.6%	72.9%	870	bps
Rental rate change - % (3)	8%	9%

Customer vehicles under
SelectCare contracts
Average fleet count	54,800	51,200		7%
End of period fleet count	55,600	52,300		6%

Customer vehicles under
SCS
End of period fleet count (4)	11,600	9,500		22%

DTS
End of period fleet count (4)	11,700	10,000		17%

Used vehicle sales (UVS)
End of period fleet count	3,200	6,200		(48)%
Used vehicles sold	4,300	6,600		(35)%
UVS pricing change (5)
Tractors	146%	25%
Trucks	109%	35%
Notes:
(1) Active ChoiceLease vehicles are calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change in North America compared to prior year period in average sales proceeds used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings (Loss) Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings (Loss) from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings (Loss)	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder System, Inc. or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation, as well as (3) revenue from our ChoiceLease liability insurance program which was discontinued in early 2020. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers, which is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

ChoiceLease liability insurance: We exclude ChoiceLease liability insurance as we announced our plan in the first quarter of 2020 to exit the extension of our liability insurance coverage for ChoiceLease customers. The exit of this program was completed in the first quarter of 2021. We are excluding the revenues associated with this program for better comparability of our on-going operations.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, comparable earnings and comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) any other significant items that are not representative of our business operations. We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations as detailed in the reconciliation table below. These other significant items vary from period to period and, in some periods, there may be no such significant items.

Comparable tax rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of net earnings and average shareholders' equity. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to net earnings, earnings from continuing operations before income taxes or earnings from continuing operations determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities (determined in accordance with GAAP), as an indicator of cash flows, or as a measure of liquidity.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

OPERATING REVENUE RECONCILIATION

	Three months ended March 31,
	2022	2021

Total revenue	$2,853.9	2,221.6
Subcontracted transportation and fuel	(638.3)	(403.5)
ChoiceLease liability insurance revenue	—	(0.8)
Operating revenue (1)	$2,215.6	1,817.4

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION

	Three months ended March 31,
	2022	2021

Net cash provided by operating activities from continuing operations	$465.7	465.7
Proceeds from sales (primarily revenue earning equipment) (2)	225.6	156.5
Other (2)	0.7	0.1
Total cash generated (1)	692.0	622.3
Purchases of property and revenue earning equipment (2)	(584.3)	(381.1)
Free cash flow (1)	$107.7	241.3

Notes:
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

ADJUSTED RETURN ON EQUITY RECONCILIATION

	Twelve months ended March 31,
	2022	2021

Net earnings	$643.8	$38.2
Other items impacting comparability (5)	(13.4)	77.2
Income taxes (1)	228.5	4.9
Adjusted earnings before income taxes	858.8	120.2
Adjusted income taxes (2)	(215.3)	(18.7)
Adjusted net earnings (3) [A]	$643.5	101.6

Average shareholders' equity	$2,531.6	2,217.5
Average adjustments to shareholders' equity (4)	(2.0)	54.8
Adjusted average shareholders' equity (3) [B]	$2,529.6	2,272.3

Adjusted Return on Equity (3) [A]/[B]	25.4%	4.5%

Notes:
(1) Includes income taxes on discontinued operations.
(2) Represents the provision for income taxes plus income taxes on other items impacting comparability.
(3) Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.
(4) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(5) Other items impacting comparability includes the following:

	Twelve months ended March 31,
	2022	2021
Restructuring and other, net	$30.9	43.5
ERP implementation costs	5.1	31.6
Gains on sale of U.K. revenue earning equipment	(8.3)	—
Gains on sale of properties	(41.1)	(6.9)
Early redemption of medium-term notes	—	9.0
Other items impacting comparability	$(13.4)	77.2

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended March 31,
	2022	2021

Net earnings	$175.6	50.8
Loss from discontinued operations, net of tax	0.2	0.8
Provision for income taxes	76.0	18.7
Earnings before income taxes from continuing operations	251.9	70.3
Non-operating pension costs, net	2.8	—
Restructuring and other, net	14.3	3.0
ERP implementation costs	—	7.6
Gains on sale of U.K. revenue earning equipment	(8.3)	—
Gains on sale of properties	(0.6)	(1.5)
ChoiceLease liability insurance revenue	—	(0.8)
Comparable earnings before income taxes (1)	260.0	78.6
Interest expense	52.4	54.7
Depreciation	429.7	461.2
Used vehicle sales, net	(104.7)	(28.9)
Amortization	10.0	1.8
Comparable EBITDA (1)	$647.4	567.4

Note:
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS RECONCILIATION

	Three months ended March 31,
	2022	2021

Earnings from continuing operations	$175.8	51.6
Non-operating pension costs, net	1.8	(0.8)
Restructuring and other, net	14.3	2.6
ERP implementation costs	—	5.7
Gains on sale of U.K. revenue earning equipment	(8.3)	—
Gains on sale of properties	(0.6)	(1.2)
Tax adjustments, net (1)	5.3	0.3
Comparable earnings from continuing operations (2)	$188.3	58.2

Tax rate on continuing operations	30.2%	26.6%
Tax adjustments and income tax effects of non-GAAP adjustments (3)	(2.6)%	(0.6)%
Comparable tax rate on continuing operations (3)	27.6%	26.0%

Notes:
(1) Adjustments include the global tax impact related to gains on sales of U.K. revenue earning equipment and properties in the first quarter of 2022, and expiring state net operating losses in the first quarter of 2021.
(2) Non-GAAP financial measure.
(3)The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions, except per share amounts)

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
	2022	2021	B(W)

Total revenue	$11,300	9,663	17%
Subcontracted transportation and fuel	(2,400)	(1,834)	31%
ChoiceLease liability insurance revenue	—	(1)	(100)%
Operating revenue (1)	$8,900	7,828	14%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

	Second Quarter 2022	Full Year 2022
EPS from continuing operations	$3.97 - $4.22	$12.83 - $13.83
Non-operating pension costs, net	0.03	0.12
Restructuring and other, net	(0.50)	0.05
Comparable EPS from continuing operations forecast (1)	$3.50 - $3.75	$13.00 - $14.00

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

2022 Forecast

Net cash provided by operating activities from continuing operations	$2,300
Proceeds from sales (primarily revenue earning equipment) (2)	1,050
Total cash generated (1)	3,350

Purchases of property and revenue earning equipment (2)	(2,800 - 2,700)
Free cash flow (1)	$550M - $650M

Notes:
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION
2022 Forecast

Net earnings	$670
Other items impacting comparability (1)	(35)
Income taxes (2)	295
Adjusted earnings before income taxes	930
Adjusted income taxes (3)	(250)
Adjusted net earnings for ROE (numerator) (4) [A]	$680

Average shareholders' equity	$2,840
Adjustment to equity (5)	5
Adjusted average total equity (denominator) (4) [B]	$2,845

Adjusted Return On Equity (4) [A]/[B]	24%

Notes:
(1) Forecasted other items impacting comparability includes restructuring and other, net of $40 million, gains on sale of U.K. revenue earning equipment of $(40) million, and gains on sale of properties of $(35) million.
(2) Includes income taxes on discontinued operations.
(3) Represents the tax provision on adjusted earnings before income taxes.
(4) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.
(5) Represents the impact to equity of items to arrive at adjusted earnings.

Note: Amounts may not be additive due to rounding.